SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Mediware Information Systems, Inc.
(Name of Registrant as Specified In Its Charter)

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MEDIWARE INFORMATION SYSTEMS, INC.
11711 West 79th Street
Lenexa, KS 66214
(913) 307-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 3, 2003

TO THE SHAREHOLDERS OF MEDIWARE INFORMATION SYSTEMS, INC.

Notice is hereby given that the Annual Meeting of the Shareholders of Mediware Information Systems, Inc. (the "Company") will be held on December 3, 2003, at 111 East 48th Street, New York, NY 10017 (Barclay Inter-Continental New York Hotel), 10:00 A.M., New York City time, for the following purposes:

1.	To elect four Class III directors to hold office for a three-year term;
2.

To consider and vote upon an amendment to the Company's Certificate of Incorporation that will increase the authorized shares of common stock, par value $.10 per share, of the Company from 12,000,000 shares to 25,000,000 shares;

3.	To consider and vote upon adoption of the 2003 Equity Incentive Plan;
4.	To consider and vote upon the ratification of the appointment of Eisner LLP as independent certified public accountants of the Company for the year ended June 30, 2004; and
5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on October 20, 2003 as the record date for the meeting. Only holders of the Company's common stock of record at that time are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

The enclosed proxy is solicited by the Board of Directors of the Company. Further information regarding the matters to be acted upon at the Annual Meeting is contained in the attached Proxy Statement.

MANAGEMENT HOPES THAT YOU WILL ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN POSTAGE-PAID ENVELOPE TO ASSURE THAT YOU ARE REPRESENTED AT THE MEETING. SHAREHOLDERS WHO ATTEND THE MEETING IN PERSON MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE RETURNED THE PROXY.

By Order of the Board of Directors

Lawrence Auriana
Chairman of the Board of Directors
November 10, 2003

MEDIWARE INFORMATION SYSTEMS, INC.

11711 West 79th Street
Lenexa, KS 66214

PROXY STATEMENT

November 10, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mediware Information Systems, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 111 East 48th Street, New York, NY 10017 (Barclay Inter-Continental New York Hotel) on December 3, 2003 at 10:00 A.M., New York City time, and any adjournment thereof. This Proxy Statement, the foregoing notice and the enclosed proxy card are first being sent to the Company's shareholders on or about November 10, 2003.

The Company's Annual Report to Shareholders for the fiscal year ended June 30, 2003 is enclosed.

Proxies are being solicited by the Company with respect to the election of four Class III directors ("Proposal One"), a proposal to amend the Company's Certificate of Incorporation to increase the authorized shares of common stock, par value $.10 per share ("Common Stock"), from 12,000,000 shares to 25,000,000 shares ("Proposal Two"), a proposal to adopt the 2003 Equity Incentive Plan ("Proposal Three") and a proposal to ratify the appointment of Eisner LLP, as independent certified public accountants of the Company for the year ended June 30, 2004 ("Proposal Four").

Please complete, sign, date and return the enclosed proxy. The proxy solicited hereby may be revoked at any time by executing and delivering a proxy of a later date, by delivering written notice of revocation to the Secretary of the Company, or by attending the Annual Meeting and giving oral notice of the intention to vote in person. Properly executed, delivered and unrevoked proxies in the form enclosed will be voted at the Annual Meeting or any adjournment thereof in accordance with the directions thereon. In the absence of such directions, the proxy will be voted in accordance with the recommendations of management.

The only class of voting securities of the Company is its Common Stock, of which 7,379,395 shares were outstanding on October 20, 2003, each entitled to one vote. Only shareholders of record on the close of business on October 20, 2003 shall be entitled to vote at the Annual Meeting.

The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The favorable vote of the holders of a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required for the election of Directors. Therefore, the four nominees who receive the most votes will be elected. The favorable vote of the holders of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required for the approval of the amendment to the Company's Certificate of Incorporation that will increase the authorized shares of Common Stock from 12,000,000 shares to 25,000,000 shares, the adoption of the 2003 Equity Incentive Plan and the ratification of the appointment of the Company's independent certified public accountants.

Abstentions will not constitute a vote cast. Brokers who hold shares in street names for customers generally will not be entitled to vote on certain matters unless they receive instructions from their customers ("broker non-votes"). Any broker non-votes will have the effect of an abstention. Unless contrary instructions are given, all proxies received pursuant to this solicitation will be voted in favor of the election of the nominees named in Proposal One herein and in favor of Proposals Two, Three and Four.

PROPOSAL ONE

ELECTION OF DIRECTORS

As provided in the By-Laws, as amended, the Board has fixed the number of directors at eleven, which number is divided into three classes, with one class standing for election each year for three-year terms. The classes of the Board are kept as equal in size as practicable and each class has a minimum of three directors. The favorable vote of the holders of a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required for the election of Directors.

At the Annual Meeting, four Class III directors are to be elected to hold office for a three-year term until the annual meeting following the 2006 fiscal year and until their successors have been elected and qualified. Unless otherwise directed, the proxies named in the accompanying form of proxy intend to vote FOR all of the nominees named below. If any such nominee should not be available for election, the persons named as proxies may vote in their discretion for another nominee designated by the Board of Directors in such person's place.

The information about the nominees and the present directors of the Company, and their security ownership, has been furnished by them to the Company. There are no family relationships between any of the nominees.

All of the nominees, Mr. Lawrence Auriana, Mr. Jonathan H. Churchill, John Gorman, M.D. and Clinton G. Weiman, M.D. are currently directors of the Company. Certain information with respect to the four nominees, Mr. Auriana, Mr. Churchill, Dr. Gorman and Dr. Weiman is as follows:

Class III Director Nominees

Lawrence Auriana, age 59, has been Chairman of the Board of the Company since 1986 and a director since 1983. He has been a Wall Street analyst, money manager and venture capitalist for over 20 years. Since 1986, he has been Chairman, a director and, together with Hans Utsch, also a director of the Company, Portfolio Co-Manager of Federated Kaufmann Fund. He received a B.A. degree from Fordham University, studied at New York University Graduate School of Business, and is a senior member of The New York Society of Securities Analysts.

Jonathan H. Churchill, age 71, has been a director since 1992. Mr. Churchill has been a practicing attorney in New York City since 1958 and from May 1996 to December 2001, when he retired, was Counsel at Pillsbury Winthrop LLP. Mr. Churchill was a partner of Boulanger, Hicks & Churchill, P.C., from January 1990 to May 1996. Mr. Churchill received a B.A. from Harvard College and an L.L.B. from Harvard Law School.

John Gorman, M.D., age 72, has been a director since March 2000. Dr. Gorman, Clinical Professor of Pathology at New York University School of Medicine, retired from his position of Director of the Blood Bank at New York University Medical Center which he held from 1981 to 1999. Before this he had been Director of the Blood Bank at Columbia Presbyterian Medical Center since 1964. In the 1960's Dr. Gorman and his co-workers at Columbia developed Rh Immune Globulin (RhoGAM) for the prevention of Hemolytic Disease of the Newborn for which for he was awarded the Lasker Clinical Medical Research Award in 1980. Dr. Gorman graduated from the University of Melbourne Medical School in 1953 and completed his residency in Anatomic and Clinical Pathology at Columbia Presbyterian Medical Center in 1960.

Clinton G. Weiman, M.D., age 78, has been a director since June 1996. Dr. Weiman is currently the Chairman and Chief Executive Officer of Comprehensive Medical Interview. From 1961 to 1993 he was Corporate Medical Director, Senior Vice President of Citicorp/Citibank. Since 1994, Dr. Weiman has been independently engaged as a consultant with the Federal Reserve. In 1998, Dr. Weiman became associated with Executive Health Examiners as a physician. From 1956 to 1970 Dr. Weiman was engaged in private practice in New York, New York. Dr. Weiman received a B.A. degree from Princeton University and a medical degree from Cornell University Medical College. His appointments have included Clinical Associate Attending Physician at New York Hospital and Associate Professor, Clinical Medicine at Cornell University Medical College.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Class I Directors

(Terms Expire at the Annual Meeting Following the 2004 Fiscal Year)

Roger Clark, age 69, has been a director since 1983. From 1980 to 1987, he held a series of managerial positions in the computer products area with Xerox Corporation. In 1987, he became self-employed as a micro-computer consultant and programmer. In June 1997, he acquired a half-ownership in a recruitment advertising agency named R & J Twiddy Advertising (since re-named Talcott and Clark Recruitment Advertising, Inc.), which is based in New Canaan, Connecticut. Mr. Clark acquired full ownership on the death of his partner in late 2002 and sold the business in July 2003. He is now retired. Mr. Clark is the author of seven books on micro-computing.

Hans Utsch, age 67, has been a director since 1985. He has been independently engaged in money management and investment banking for over 20 years. Since 1986, he has been President and, together with Mr. Lawrence Auriana, Portfolio Co-Manager of Federated Kaufmann Fund. He received a B.A. degree from Amherst College and an MBA from Columbia University.

Philip H. Coelho, age 59, has been a director since December 2001. Since 1989, he has been Chairman and Chief Executive Officer of ThermoGenesis Corp., and served as Vice President of Research & Development of that company from 1986 though 1989. Mr. Coelho has been in the senior management of high technology consumer electronic or medical device companies for 30 years. He was President of Castleton Inc. from 1982 to 1986, and President of ESS Inc. from 1971 to 1982. Mr. Coelho is a member of the Society of Cryobiology and is the inventor or co-inventor of twenty-two patents in the fields of cell cryobiology, robotics, thermal processing of blood products and isolation of enzymes from blood. Mr. Coelho is also a member of the Board of Directors of Kourion Therapeutics GmbH, a stem cell biology company based in Dusseldorf, Germany. Mr. Coelho received a Bachelor of Science Degree in thermodynamic and mechanical engineering from the University of California, Davis.

Robert Sanville, age 61, has been a director since November 2002. Mr. Sanville has over thirty-five years of experience in public accounting. Prior to forming Sanville & Company, he was a partner for seventeen years in the Philadelphia accounting firm of Livingston, Montgomery & Sheldon. Mr. Sanville has an extensive background in providing audit, tax and management advisory service to the securities and investment company industries. Mr. Sanville is an arbitrator for the National Association of Securities Dealers, Inc.; has served as the U.S. District Court appointed trustee in actions brought forth by the Securities and Exchange Commission; has served as an expert witness in securities litigation before the U.S. District Court; and has served the Securities Investors Protection Corporation as an accountant for the appointed legal liquidator. Mr. Sanville received a B.S. from Drexel University. He is a member of the American and Pennsylvania Institutes of Certified Public Accountants.

Class II Directors

(Terms Expire at the Annual Meeting Following the 2005 Fiscal Year)

Joseph Delario, age 70, has been a director since 1992. Mr. Delario was President and Chief Executive Officer of Quadrocom, Inc., a business consulting firm, until December 1992, and since then has been a business consultant and private investor in and active in the management of several computer service companies. Mr. Delario renders management and financial services to the Company. Mr. Delario received a B.A. degree from Fairleigh Dickenson University in 1956.

Walter Kowsh, Jr., age 53, has been a director since 1990. He is a consultant programmer specializing in Client/Server database systems. He was a Senior Programmer Analyst with Brown Bros. Harriman & Co. from 1989 to 1992. From 1986 to 1989, he was a computer consultant with Howard Systems International. He received a B.A. degree from Queens College and an MBA from the New York Institute of Technology, and is a diplomat of New York University in Computer Programming and Systems Design.

George J. Barry, age 50, rejoined Mediware Information Systems, Inc. in January 2001 as President and Chief Executive Officer. He previously served as the Company's Chief Financial Officer from 1997 through 1998 and acted as an advisor to the Board of Directors thereafter. Mr. Barry has been a senior manager of software technology companies for over 16 years. He was employed as Vice President and Chief Financial Officer of Silvon Software, Inc. from 1999 through 2000; Chief Financial Officer at Microware Systems from 1994 to 1996; Executive Vice President and Chief Financial Officer at Comptech Research from 1992 to 1994 and as Group Chief Financial Officer for Dynatech Corporation from 1986 to 1992. Additionally, he is a director of ThermoGenesis Corporation. Mr. Barry is a C.P.A. and holds an MBA from the University of Wisconsin, Madison.

Board Meetings and Committees

The Board of Directors met two (2) times during the fiscal year ended June 30, 2003. All of the Directors attended at least seventy-five percent of all of the meetings of the Board of Directors and all of the meetings of the committees on which they served, except that Mr. Utsch did not attend either of the two meetings of the Board of Directors held during the fiscal year ended June 30, 2003.

The Company's Audit Committee is currently comprised of Mr. Clark, Mr. Sanville and Dr. Weiman. The Audit Committee met ten (10) times during the fiscal year ended June 30, 2003.

The Compensation and Stock Option Committee (the "Compensation Committee") makes recommendations relating to the compensation of senior executives of the Company, including the Chief Executive Officer, and administers the Company's policies and plans governing annual and long-term compensation. The members of the Compensation Committee are Messrs. Clark and Dr. Weiman. The Compensation Committee met two (2) times and acted by unanimous written consent three (3) times during the fiscal year ended June 30, 2003.

The Company's Executive Committee is currently comprised of Messrs. Delario and Auriana. The Board of Directors has delegated to the Executive Committee all authority not specifically reserved to the full Board of Directors by statute. The Executive Committee met one (1) time during the fiscal year ended June 30, 2003.

In December 2001, the Board of Directors formed a Strategic Transactions Committee comprised of Mr. Delario, who serves as Chairman of the Committee, and Mr. Auriana. The Strategic Transactions Committee considers and recommends to the Board of Directors acquisitions and other key strategic transactions.

At the present time, the Company does not have a nominating committee. The full Board of Directors functions in that capacity.

Compensation of Directors

Under the 2001 Stock Option Plan, each non-employee director in office on July 1, 2002 became entitled to receive for his services during fiscal 2003, 8,500 options (22,500 in the case of the Chairman) at an exercise price of $8.10 per share, which was the fair market value of the Company's Common Stock on that date. Similarly, in subsequent fiscal years, each non-employee director in office on July 1st of that year will be entitled to receive, for his or her services during the fiscal year, the same number of options described above. The exercise price, as stated above, will be the fair market value of the Company's Common Stock on July 1st of that year. Each non-employee director also receives $500 for each Board meeting attended. Lawrence Auriana, the Chairman of the Board, waived his fee. The members of the Compensation Committee and the Audit Committee receive $1,500 for each meeting attended.

On July 1, 2003, each non-employee director in office became entitled to receive 8,500 options (22,500 in case of the Chairman) for services to be rendered during fiscal 2004, at an exercise price of $10.85 per share, which was the fair market value of the Company's Common Stock on July 1, 2003.

The foregoing description of compensation to directors only applies to non-employee directors. Currently, Mr. Barry is the only director who is an employee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's Common Stock as of October 20, 2003, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the individuals named in the "Summary Compensation Table," (iii) each current director of the Company, and (iv) all directors and executive officers as a group.

	Amount of Common Stock
	Beneficially Owned
	Number		Percentage
Name and Address of Beneficial Owner	of Shares	[1]	Ownership [1]

Larry N. Feinberg [2]	1,216,236	[2]	17.4%
Lawrence Auriana [3]	2,265,225	[3]	30.7%
George J. Barry [4]	234,333	[4]	3.2%
Jonathan H. Churchill [5]	64,337	[5]	1.0%
Roger Clark [6]	52,386	[6]	*
Philip H. Coelho [7]	12,750	[7]	*
Joseph Delario [8]	236,384	[8]	3.2%
John Gorman [9]	64,614	[9]	1.0%
Walter Kowsh, Jr. [10]	55,319	[10]	*
Robert Sanville [11]	4,250	[11]	*
Hans Utsch [12]	144,736	[12]	2.0%
Clinton G. Weiman [13]	41,618	[13]	*
Michael Crabtree [14]	40,000	[14]	*
Jill H. Suppes [15]	20,000	[15]	*
Jeffrey D. Karp [16]	12,500	[16]	*
Don L. Jackson [17]	16,667	[17]	*
All directors and executive officers as a
Group (15)	3,265,119	[18]	44.2%
			* Less than one percent

[1]

Based on the number of shares outstanding at October 20, 2003, plus, for each person or group, shares which may be acquired by the shareholders upon exercise of options within 60 days of October 20, 2003.

[2]

Based on information contained in a Form 4 filed by Mr. Larry N. Feinberg on March 13, 2003. Mr. Feinberg disclaims any beneficial ownership of the securities to which the Form 4 relates for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, except as to such securities representing his pro rata interest in, and interest in the profits of, the listed entities. The 1,216,236 shares does not include 50,000 shares held directly by Mr. Feinberg as trustee of the Feinberg Family Foundation. The address for the Oracle shareholders is 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830.

[3]	Includes options for 93,200 shares, which are exercisable within 60 days. The address for Mr. Auriana is 140 East 45th Street, 43rd Floor, New York, NY 10017.

[4]	Includes options for 233,333 shares, which are exercisable within 60 days. The address for Mr. Barry is 11711 West 79th Street, Lenexa, KS 66214.

[5]	Includes options for 33,067 shares, which are exercisable within 60 days. The address for Mr. Churchill is 169 East 78th Street, Penthouse B, New York, NY 10021.

[6]	Includes options for 33,067 shares, which are exercisable within 60 days. The address for Mr. Clark is 330 Elm St., Unit 1, New Canaan, CT 06840.

[7]	Includes options for 12,750 shares, which are exercisable within 60 days. The address for Mr. Coelho is 2711 Citrus Road, Rancho Cordova, CA 95742.

[8]	Includes options for 78,067 shares, which are exercisable within 60 days. The address for Mr. Delario is 405 Crocus Hill, Norwood, NJ 07648.

[9]	Includes options for 20,600 shares, which are exercisable within 60 days. The address for Dr. Gorman is 145 4th Street, Del Mar, CA 92014.

[10]	Includes options for 33,067 shares, which are exercisable within 60 days. The address for Mr. Kowsh is 64-08 136th Street, Flushing, NY 11367.

[11]	Includes options for 4,250 shares, which are exercisable within 60 days. The address for Mr. Sanville is 1514 Old York Road, Abington, PA 19001.

[12]	Includes options for 33,067 shares, which are exercisable within 60 days. The address for Mr. Utsch is 140 East 45th Street, 43rd Floor, New York, NY 10017.

[13]	Includes options for 33,067 shares, which are exercisable within 60 days. The address for Dr. Weiman is 2 Roberta Lane, Greenwich, CT 06830.

[14]	Includes options for 40,000 shares, which are exercisable within 60 days. The address for Mr. Crabtree is 11711 West 79th Street, Lenexa, KS 66214.

[15]	Includes options for 20,000 shares, which are exercisable within 60 days. The address for Ms. Suppes is 11711 W. 79th Street, Lenexa, KS 66214.

[16]	Includes options for 12,500 shares, which are exercisable within 60 days. The address for Mr. Karp is 11711 W. 79th Street, Lenexa, KS 66214.

[17]	Includes options for 16,667 shares, which are exercisable within 60 days. The address for Mr. Jackson is 11711 W. 79th Street, Lenexa, KS 66214.

[18]	Includes options for 696,702 shares, which are exercisable within 60 days.

Executive Officers

The executive officers of the Company are as follows:

Lawrence Auriana, 59, Chairman of the Board and Secretary. See above for biographical information for Mr. Auriana.

George J. Barry, 50, President and Chief Executive Officer. See above for biographical information for Mr. Barry.

Michael Crabtree, 53, Vice President and General Manager of the Pharmacy Division, joined Mediware in January 2001. Mr. Crabtree previously served as President and Chief Operating Officer of Continental Healthcare Systems where he grew the company's existing Pharmakon Pharmacy customer base and acquired the JAC Ltd. Division. Mr. Crabtree has been President and CEO of both healthcare information systems companies and an information technology service business. Mr. Crabtree holds a B.S. in Marketing from North Texas State University.

Don L. Jackson, 43, Vice President and General Manager of the Blood Bank Division, joined Mediware in July 2002. Mr. Jackson has held senior management positions with healthcare information systems companies for the past 17 years, with extensive experience in business and market development. Mr. Jackson holds a B.A. in Computer Science from the University of Texas and an MBA from Southern Methodist University.

Jeffrey D. Karp, 51, Vice President and General Manager of the Operating Room Division, joined Mediware in August 2002. Mr. Karp has spent over 20 years in the healthcare information system business in a broad range of sales, marketing, consulting, product management and development, implementations, and business development roles. Most recently, he led the healthcare industry business unit for Sybase, a large software infrastructure technology supplier. Mr. Karp has worked for companies such as Baxter Healthcare, Shared Medical Systems and Coopers & Lybrand. Mr. Karp holds an MBA from New York University and a B.A. from Franklin & Marshall College.

Jill H. Suppes, 36, Chief Financial Officer. Ms. Suppes re-joined Mediware in January 2001, after an absence of fifteen months from the Company. Ms. Suppes originally joined Mediware in September 1997. Ms. Suppes previously worked at Propane Continental, Inc., where she was the assistant controller, and at Sanofi Animal Health, Inc. Ms. Suppes is a graduate of the University of Missouri at Columbia and has a B.S. in Accountancy. Ms. Suppes is also a C.P.A.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

During the fiscal year ended June 30, 2003, based upon an examination of the public filings, all of the Company's officers and directors timely filed reports on Form 3 and Form 4 except for the following filings: Messrs. Jackson and Karp's initial filings on Form 3 were inadvertently filed late. Neither Messrs. Jackson nor Karp own any shares of Common Stock.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid by the Company to, or earned by, each person who has served as Chief Executive Officer during the fiscal year ended June 30, 2003, and the four other most highly compensated executive officers who were serving as executive officers as of June 30, 2003, whose total annual salary and bonus exceeded $100,000, for the last three fiscal years.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
				Other Annual	Securities	LTIP	All Other
Name and	Fiscal	Salary	Bonus	Compensation	Underlying	Payouts	Compensation
Principal Position	Year	($)	($)	($)	Options(#)	($)	($)
George J. Barry President and Chief Executive Officer	2003 2002 2001	260,000 260,000 115,000	130,000 (1) 130,000 (2) --	-- -- --	-- -- 350,000	-- -- --	244 228 102

Michael Crabtree President of Worldwide Pharmacy Division	2003 2002 2001	180,000 156,923 70,962	80,000 (3) 75,000 (4) --	-- -- --	-- 20,000 50,000	-- -- --	244 228 114

Jill H. Suppes Chief Financial Officer	2003 2002 2001	125,769 97,192 40,692	35,000 (5) 10,000 (6) --	-- -- --	-- 20,000 20,000	-- -- --	244 228 114

Jeffrey D. Karp Vice President & Gen. Mgr. Operating Room Division	2003 2002 2001	124,038 -- --	-- -- --	-- -- --	50,000 -- --	-- -- --	183 -- --

Don L. Jackson Vice President & Gen. Mgr. Blood Bank Division	2003 2002 2001	133,846 -- --	-- -- --	-- -- --	50,000 -- --	-- -- --	203 -- --

Mark Hamel (7) Vice President & Gen. Mgr. Blood Bank Division	2003 2002 2001	-- 126,923 --	-- -- --	-- -- --	-- 50,000 --	-- -- --	-- 190 --

Brian Fitzpatrick (8) Vice President & Gen. Mgr. Operating Room Division	2003 2002 2001	-- 147,115 --	-- -- --	-- -- --	-- 50,000 --	-- -- --	-- 228 --

(1) In fiscal 2003, Mr. Barry was awarded and paid a bonus of $130,000 for his services rendered during fiscal year 2002.
(2) In fiscal 2002, Mr. Barry was awarded and paid a bonus of $130,000 for his services rendered during fiscal year 2001.
(3) In fiscal 2003, Mr. Crabtree was awarded and paid a bonus of $80,000 for his services rendered during fiscal year 2002.
(4) In fiscal 2002, Mr. Crabtree was awarded and paid a bonus of $75,000 for his services rendered during fiscal year 2001.
(5) In fiscal 2003, Ms. Suppes was awarded and paid a bonus of $35,000 for her services rendered during fiscal year 2002.
(6) In fiscal 2002, Ms. Suppes was awarded and paid a bonus of $10,000 for her services rendered during fiscal year 2001.
(7) Mr. Hamel's employment with the Company terminated on April 6, 2003.
(8) Mr. Fitzpatrick's employment with the Company terminated on November 24, 2002.

Option Grants In Last Fiscal Year

The following table sets forth certain information concerning options to purchase Common Stock of the Company granted to the individuals named in the "Summary Compensation Table" above during fiscal 2003.

		Individual Grants			Grant Date Value

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise or		Grant Date
	Options	Employees in	Base Price	Expiration	Present Value
Name	Granted (#)	Fiscal Year	($/Sh)	Date	$

George J. Barry	--	--	--	--	--
Michael Crabtree	--	--	--	--	--
Jill H. Suppes	--	--	--	--	--
Jeffrey D. Karp	50,000	18.5	7.325	08/01/2010	180,568 (1)
Don L. Jackson	50,000	18.5	8.625	08/26/2010	164,565 (2)
Mark Hamel	--	--	--	--	--
Brian Fitzpatrick	--	--	--	--	--

(1) The grant date present value was calculated using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend yield of zero percent; expected stock volatility of 50%; risk-free interest rate of 2.93%, and expected years until exercise of 4 years.
(2) The grant date present value was calculated using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend yield of zero percent; expected stock volatility of 54%; risk-free interest rate of 3.03%, and expected years until exercise of 4 years.

Aggregated Option Exercises In Last Fiscal Year
And Fiscal Year Option Values

The following table sets forth options exercised by the individuals named in the "Summary Compensation Table" above during fiscal 2003 and the number and value of options held by them at June 30, 2003. The fair market value of the Company's stock on such date was $10.11 per share.

	Shares		Number of Securities		Value of Unexercised
	Acquired On	Value	Underlying Unexercised		In-the-Money
Name	Exercise (#)	Realized ($)	Options at Fiscal Year End (#)		Options at Fiscal Year End ($)

			Exercisable	Unexercisable	Exercisable	Unexercisable

George J. Barry	--	--	233,333	166,667	1,731,798	865,902
Michael Crabtree	--	--	40,000	30,000	231,399	148,051
Jill H. Suppes	--	--	20,000	20,000	114,899	89,801
Jeffrey D. Karp	--	--	--	50,000	--	139,250
Don L. Jackson	--	--	--	50,000	--	74,250
Mark Hamel	--	--	--	--	--	--
Brian Fitzpatrick	--	--	--	--	--	--

EMPLOYMENT AGREEMENTS

Mr. Barry has a three-year employment agreement with the Company, which expires on January 29, 2004. Mr. Barry's base annual salary is $260,000, with a bonus opportunity of up to 50% of base salary at the Board's sole discretion. Mr. Barry and the Company are currently negotiating a renewal of the agreement on different terms. Messrs. Crabtree, Jackson and Karp, and Ms. Suppes, have employment agreements with the Company under which they receive annual base salaries of $180,000, $150,000, $150,000 and $150,000, respectively, and bonus opportunities of up to 50% of their respective base salaries subject to meeting performance objectives.

Each of the employment agreements may be terminated without cause on 90 days written notice. If a termination of employment without cause occurs, Mr. Barry is entitled to receive an amount equal to 12 months salary; Mr. Jackson, 4 months salary; and Ms. Suppes, Mr. Crabtree and Mr. Karp, 3 months salary. If an executive's employment is terminated following an acquisition or change of control of the Company, the Company will pay an amount equal to 12 months salary, in the case of Mr. Barry, and an amount equal to 6 months salary in the case of Messrs. Crabtree, Jackson and Karp, and Ms. Suppes. Mr. Barry also has the right to terminate his employment if there is a significant diminution of his duties and responsibilities without his consent, a significant reduction in his compensation or an acquisition or sale of the Company to or by a third party. If Mr. Barry terminates his employment due to any of these circumstances he will be entitled to receive an amount equal to 12 months salary.

Report on Executive Compensation

The Compensation Committee makes recommendations relating to the compensation of senior executives of the Company, including the Chief Executive Officer, and administers the Company's policies and plans governing annual and long-term compensation. The members of the Compensation Committee are Mr. Clark and Dr. Weiman.

Compensation Philosophy

The Company has a "pay for performance" philosophy, implemented by attempting to establish base salaries at levels competitive for its industry coupled with cash bonuses for superior performance and stock-based compensation permitting executives to earn above industry averages if the value of the Company's stock increases.

Base Salaries. The Company generally attempts to establish annual base salaries for executives, including the Chief Executive Officer, competitive with base salaries for executives of similarly situated companies within the industry. The Company also attempts to develop programs under which key executives can earn bonus cash compensation, dependent upon performance.

Stock Options and Stock-Based Awards. Stock option grants and stock-based awards are designed to create continued and long-term incentives for executives and employees to attempt to increase equity values consistent with the expectations and interests of public shareholders and to align executives' and shareholders' interests both in the near and longer terms.

Chief Executive Officer Compensation. Mr. George J. Barry became the Chief Executive Officer and President of the Company in January 2001. Mr. Barry's compensation is governed by an agreement with the Company, which is described more fully in the section entitled "Employment Agreements" above. Some of the salient features of that agreement are that his annual base salary of $260,000 is competitive with that of Chief Executive Officer compensation of other companies in the same industry and that Mr. Barry can earn more money if the Company performs well. He can earn a bonus of up to 50% of base salary, based upon Board approval. In addition, to align Mr. Barry's interests with those of the shareholders, under his employment agreement Mr. Barry was granted options to purchase 350,000 shares of Common Stock at a price of $2.69 per share (Fair Market Value on date of grant). The options become exercisable in three annual installments of 116,666 shares, 116,667 shares and 116,667 shares starting on January 28, 2002, but become immediately exercisable upon a change in control of the Company.

The Compensation and Stock Option Committee reviewed Mr. Barry's performance for the Fiscal Year ended June 30, 2003 and made a recommendation to the full Board of Directors. The Committee considered both quantitive and qualitative measures in assessing CEO performance and compensation. Examples of quantitive measures considered are change in revenues, change in costs, change in profit or loss before and after taxes and on a per share basis and change in share price. Examples of qualitative measures are an understanding and assessment of the Company's competitive position and its strategic position. The Board then reviewed Mr. Barry's performance as well for the 2003 Fiscal Year. Mr. Barry's contract provides for a $260,000 salary with an opportunity to earn a bonus of up to 50% of that amount in the total discretion of the Board of Directors. In the prior year he had been granted a bonus of $130,000. The Committee observed that Mr. Barry has significantly improved both revenues and profits, had better control of the Company's costs and software projects, understanding of its competitive and strategic position, and had increased the value of the Company to its shareholders significantly. The Committee recommended that Mr. Barry be granted the maximum bonus provided for under his employment agreement, $130,000, and the Board concurred.

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executives. It is unlikely, at this point in the Company's history, that the Company will pay executive compensation that would not be deductible under that Section.

Compensation Committee

Roger Clark
Clinton G. Weiman

Compensation Committee Interlocks and Insider Participation

Neither of Mr. Clark nor Dr. Weiman is an officer or employee, or former officer or employee, of the Company. No interlocking relationship exists between the members of the Company's Compensation Committee and the Board of Directors or Compensation Committee of any other Company, nor has such relationship existed in the past.

Stock Performance

The following chart compares the cumulative total shareholder return on the Company's Common Stock based on the closing bid price of the Company's Common Stock for the last five years ("Mediware"), with the cumulative total returns for the Russell 2000 index ("Russell 2000") and the NASDAQ Computer and Data Processing Services Stocks Index ("Nasdaq Computer Index") over the same period. The comparison assumes $100 invested in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The stock price performance shown on the chart is not necessarily indicative of future performance.

Date	Mediware	Russell 2000	Nasdaq Computer Index
6/30/98	$100	$100	$100
6/30/99	$101	$100	$163
6/30/00	$ 87	$113	$276
6/30/01	$ 40	$112	$128
6/30/02	$108	$101	$ 80
6/30/03	$135	$ 98	$ 88

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has an outstanding note payable to the Chairman of its Board of Directors, Mr. Auriana. The outstanding balance on the note totals $1,387,000 including principal and interest. The note accrues interest at 1/4% over prime per annum. The prime rate was 4.00% on June 30, 2003.

In October 2000, Fratelli Auriana, Inc., an entity controlled by Mr. Auriana, committed to loan the Company up to $2,000,000, to be drawn in multiples of $250,000, as needed by the Company, subject to the terms described as follows. Mr. Auriana has agreed to provide funds to Fratelli Auriana, Inc. should any be necessary to ensure Fratelli Auriana, Inc. meets this obligation to the Company. Interest at the rate of prime plus 1/4% will be charged on any outstanding balance and must be paid quarterly. In September 2003, a third amendment to the Loan Agreement was entered into, providing that any principal and interest outstanding must be paid by September 20, 2005. Any money borrowed may be prepaid without penalty on three days notice. Any principal and interest outstanding will become immediately due and payable upon a "change of control" of the Company, which is defined in final agreements between Fratelli Auriana, Inc. and the Company. The loan is secured by all of the assets of the Company. The Company is required to pay Fratelli Auriana, Inc. an origination fee equal to the reasonably incurred expenses of Fratelli Auriana, Inc., including legal fees, up to a maximum of 3/8% of $2,000,000. There is no facility fee. In connection with the loan from Fratelli Auriana, Inc., Mr. Auriana agreed to defer payment of principal and accrued interest on the existing demand loan extended by Mr. Auriana to the Company of approximately $1,387,000, referenced above, until the same time as the loan from Fratelli Auriana, Inc. to the Company becomes due. This earlier loan by Mr. Auriana to the Company is secured by certain assets of the Company.

In August 2002, the Company entered into two agreements with Dr. John Gorman and his affiliates pertaining to the Company's HCLL product, which is in development. Dr. Gorman is a director of the Company. These agreements modify two earlier agreements that the Company entered into with Dr. Gorman and his affiliates prior to his joining the Board. In September 1998, Glace, Inc. ("Glace"), an affiliate of Dr. Gorman, entered into a Consulting Agreement with the Company to provide certain development services related to HCLL, which was then known as Hemocare 2000 (the "1998 Consulting Agreement"). In September 1999, Dr. Gorman, on behalf of himself and a then to be formed entity, entered into a Software Agreement with the Company under which Dr. Gorman was granted the right to the Hemocare 2000 software for uses outside of the healthcare field, in exchange for a payment of $200,000 (the "1999 Software Agreement"), and Dr. Gorman and the Company agreed to share certain legal costs associated with seeking patent protection for the Hemocare 2000 software.

In the first of the August 2002 agreements, it was agreed that Glace would accept a payment from the Company of $38,000 as a final payment for all consulting fees due under the 1998 Consulting Agreement. The Company paid the $38,000 in the first quarter of fiscal 2003 and in turn waived any right to recover consulting fees previously paid by it under that agreement and confirmed its obligation to pay Glace a milestone payment of $250,000 upon the grant by the Food and Drug Administration ("FDA") of 510(k) approval for HCLL. The Company paid Glace an advance of $100,000 on this milestone during the quarter ended September 30, 2002. The Company also paid $4,000 towards patent costs on an additional provisional patent for the HCLL technology, with the understanding that the Company has no obligation to pay for any further patent work on HCLL undertaken by Dr. Gorman's companies. In February 2003, the Company received 510(k) clearance from the FDA for the new HCLL product. The final payment of $150,000 to Glace was paid in April 2003 pursuant to the agreement outlined above.

The second of the August 2002 agreements was an amendment to the 1999 Software Agreement. This agreement codified that the Company retains all rights to the Hemocare 2000 technology within the healthcare field, and that Deep Sky Software, Inc. ("Deep Sky"), a company formed by Dr. Gorman, has an exclusive license to the Hemocare 2000 technology outside of the healthcare field. The amendment clarified that the healthcare field for this purpose includes the provision of any product, information, software, service or activity to healthcare service providers. In addition, Dr. Gorman, Glace and Deep Sky agreed to release the Company and related parties from any claims that Dr. Gorman, Glace and Deep Sky might have arising out of the 1998 Consulting Agreement, the 1999 Software Agreement and all other agreements relating to the Hemocare 2000 technology, other Company products and services, any product or services provided by Dr. Gorman, Glace or Deep Sky to the Company, and any other aspect of their business relationship.

PROPOSAL TWO

AMENDMENT OF CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors recommends the adoption by shareholders of an amendment to Article SIXTH of the Company's Certificate of Incorporation, to increase the number of shares of Common Stock that may be issued. The Certificate of Incorporation currently authorizes the issuance of 12,000,000 shares of Common Stock. The Board of Directors believes it to be in the best interests of the Company, and has therefore proposed and declared advisable, that the Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock to 25,000,000 shares.

As of October 20, 2003, the Company had available for future issuance approximately 2,983,000 of its 12,000,000 authorized shares, which were not outstanding or reserved for possible future issuance. The Company has 7,379,000 shares outstanding and has reserved 1,260,000 shares for future issuance. These reserved shares relate to the following: 509,000 shares, 587,000 shares, 147,000 and 17,000 shares for issuance upon exercise of awards granted under the Company's 2001 Stock Option Plan, Equity Incentive Plan, 1997 Stock Option Plan for Non-Employee Directors and 1991 Stock Option Plan for Non-Employee Directors, respectively, and 378,000 shares for additional awards which may be granted under the 2001 Stock Option Plan. Accordingly, the following table sets forth the number of shares of Common Stock that will be : (i) issued and outstanding; (ii) authorized and reserved for issuance; and (iii) authorized but unreserved as a result of the increase in the authorized shares if this Proposal Two is adopted;

Issued and outstanding	7,379,000
Authorized and reserved for issuance	1,260,000
Authorized but unreserved	16,361,000

The Company does not have a specific plan, proposal or arrangement, including any plan, proposal or arrangement for acquisitions of businesses or investment opportunities, to issue any of the proposed increased authorized shares. However, the Board of Directors believes it is important for the Company to maintain an authorized capitalization that will permit certain financing alternatives in the future. If the proposal to amend the Certificate of Incorporation is approved, the additional shares will be available for issuance from time to time for the conversion or exercise of to be issued convertible securities, warrants and options, for use in obtaining funds for present and future operations, for use in conjunction with possible acquisitions of businesses or properties, for use in possible stock dividends and stock splits, or for any other proper corporate purpose. The Board of Directors does not intend to seek further shareholder approval prior to the issuance of any additional shares in future transactions unless required by law, by the Company's Certificate of Incorporation, or by the rules of any stock exchange upon which the Common Stock may be listed, or unless the Company deems it advisable to do so to qualify (or to continue to qualify) an employee benefit plan under the Securities Exchange Act of 1934, as amended. Common Stock would be issued only if the Company believed the issuance favorable to, and in the interests of, the Company and its shareholders.

The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

Any issuance of additional shares of Common Stock of the Company would dilute the equity of the outstanding shares of Common Stock and may have an impact on the Company's stock price.

The Board of Directors has not proposed the increase in authorized shares of Common Stock with the intention of using such shares for anti-takeover purposes although the availability of such shares may theoretically be utilized to render more difficult or discourage an attempt to acquire control of the Company by a third party offering an above-market premium that is favored by a majority of the Company's independent shareholders. Currently, the only provisions of the Company's Certificate of Incorporation, By-laws or other agreements that could have anti-takeover consequences are the classification of the Board of Directors into three classes, the ability to issue up to 10,000,000 shares of preferred stock with respect to which the Board of Directors retains the power to determine voting rights, and the requirement to make certain payments in the event of a change-in-control of the Company (see "Employment Agreements"). The Company has no current plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Under the Certificate of Incorporation of the Company, holders of Common Stock do not have preemptive rights.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF PROPOSAL TWO.

PROPOSAL THREE

APPROVAL OF THE 2003 EQUITY INCENTIVE PLAN

Background; Purpose

On October 22, 2003, the Board of Directors adopted the Mediware Information Systems, Inc. 2003 Equity Incentive Plan (the "2003 Plan"), subject to approval by the Company's shareholders. The purpose of the 2003 Plan is to promote the success of the Company by providing a method whereby employees, directors and independent contractors providing services to the Company and its affiliates may be encouraged to increase their proprietary interest in the Company's business.

By offering incentive compensation opportunities that are competitive with those of similar enterprises and based on the performance of the Company's Common Stock, the 2003 Plan will motivate participants to continue to provide services and achieve long-range goals, further align their interests with those of the Company's other shareholders, and promote the long-term financial interest of the Company and its affiliates, including enhancement of long-term shareholder value. The 2003 Plan is also intended to aid in attracting persons of exceptional ability and leadership qualities to become officers, directors, employees and independent contractors of the Company and its affiliates.

The Company's 2001 Stock Option Plan, Equity Incentive Plan, 1997 Stock Option Plan for Non-Employee Directors and 1991 Stock Option Plan for Non-Employee Directors (collectively, the "Plans") are the existing equity-based incentive plans available to employees, directors and independent contractors of the Company. The Board adopted the 2003 Plan because the types of awards under the Plans are insufficient to satisfy the Company's anticipated incentive compensation needs for current and future employees, directors and independent contractors as it shifts its focus from cash-based bonus awards to equity-based bonus awards. Currently, there are 378,000 shares available for grant subject to awards under the 2001 Stock Option Plan. Although the Company's Equity Incentive Plan and 1997 Stock Option Plan for Non-Employee Directors terminated effective January 2002, options granted under these plans prior to that date remain in effect. The 2003 Plan would offer additional features which are not offered under the Plans. If the 2003 Plan is adopted, no new options would be granted under the 2001 Stock Option Plan. However, options previously granted under the Plans will remain outstanding until exercise, forfeiture or termination. If the 2003 Plan is not adopted, the Company will continue to have 378,000 shares available for grant under the 2001 Stock Option Plan.

The Board believes that the adoption of the 2003 Plan would, among other things, enhance the long-term shareholder value of the Company by offering opportunities to the Company's employees, directors, officers, and independent contractors to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company. The Board believes that existing option grants have contributed substantially to achievement of the Company's success and that the granting of stock options and stock awards for these purposes is comparable with the practices of other software companies. In addition, the failure to adopt the 2003 Plan would unnecessarily restrict the Company's ability to pursue opportunities for future acquisitions, mergers, and other corporate transactions. The Board believes that the 2003 Plan is necessary to provide the Company with the flexibility to pursue the types of opportunities described above without the added delay and expense of obtaining shareholder approval each time an opportunity requiring the issuance of shares under the Plans may arise. If the 2003 Plan is approved, the Company will have authorized shares of Common Stock available for future grants for new hires and to retain existing employees. Approval of the 2003 Plan will enable the Company to provide for more equity-based ownership by its senior officers in order to further align their interests with those of the shareholders.

The 2003 Plan is also being submitted to the Company's shareholders in order to ensure its compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) denies a tax deduction for certain compensation in excess of $1 million per year paid by a company to its Chief Executive Officer and to the four most highly compensated executive officers (other than the Chief Executive Officer) for whom compensation disclosure is required under the proxy rules ("Covered Employees"). Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among these requirements is that the material terms (including the performance goals) pursuant to which the compensation is to be paid (including the business criteria on which the performance goal is based and the maximum amount that can be paid to any individual if the performance goal is attained) are disclosed and approved by shareholders prior to payment. Accordingly, if the 2003 Plan is approved by shareholders and other conditions of Section 162(m) relating to the exclusion for performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the 2003 Plan will not be subject to the deduction limit of Section 162(m).

Summary of 2003 Plan

Shares Available; Limitations

The Board of Directors adopted the 2003 Plan on October 22, 2003, subject to approval by the Company's shareholders. If this Proposal Three is adopted, a maximum of 500,000 shares of Common Stock will be reserved for issuance under the 2003 Plan (subject to equitable adjustment in the event of a change in the Company's capitalization). Not more than 200,000 of such shares can be issued as restricted stock and restricted stock unit awards under the 2003 Plan.

Administration

The 2003 Plan is administered by a committee established by the Board of Directors, the composition of which will at all times satisfy the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as in effect from time to time, including any successor thereof. The committee has full authority, subject to the provisions of the 2003 Plan, to determine, among other things, the persons to whom awards under the 2003 Plan will be made, the time or times at which such awards will be granted, the types of awards to be granted and the number of shares of Common Stock subject to such awards, and the specific terms, conditions, performance criteria, restrictions and other provisions applicable to awards, including, but not limited to, the duration, vesting and exercise periods, the circumstances for forfeiture and the form and timing of payment.

Eligibility

Awards under the 2003 Plan may be made to employees, non-employee directors and independent contractors of the Company and its present or future subsidiaries and affiliates, in each case, who are selected by the committee in its sole discretion.

Options

Stock options may be either "incentive stock options," as that term is defined in Section 422 of the Code, or nonqualified stock options. The exercise price of an option will not be less than the fair market value per share (as defined in the 2003 Plan) of Common Stock on the day preceding the date of grant. Options become exercisable at the time or times and upon such terms as the committee may determine, and may be exercised following termination of employment if and to the extent determined by the committee in the document evidencing the option. The exercise price of options may be paid in cash, by check or promissory note, by tendering (by actual delivery or attestation) shares of Common Stock, or by way of a "broker's cashless exercise" procedure.

The committee may effect, with the consent of affected option holders and the approval of shareholders, the cancellation of any or all outstanding options under the 2003 Plan and grant new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the fair market value of such shares on the new option grant date.

Restricted Stock; Restricted Stock Units

The 2003 Plan permits the Company to grant restricted stock and restricted stock units to participants. Restricted stock is Common Stock transferred to the grantee, generally without payment to the Company, which shares are subject to certain restrictions and to a risk of forfeiture. A restricted stock unit is a right to receive shares of Common Stock or cash at the end of a specified period, subject to a risk of forfeiture. Restricted stock and restricted stock units will generally be subject to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals relating to the completion of service by the participant or the achievement of performance or other objectives, as determined by the committee at the time of grant. Performance factors may include: before or after-tax net income; book value per share; stock price; return on shareholders' equity; relative performance versus peers; expense management; return on investment; improvements in capital structure; profitability of an identifiable business unit or product; profit margins; budget comparisons; total return to shareholders; revenue; or any increase or decrease of one or more of the foregoing over a specified period. The performance factors may relate to the performance of the Company, a business unit, product line, territory, or any combination thereof and may include other objective measures determined by the committee to contribute significantly to shareholder value creation.

The maximum number of shares of Common Stock that may be the subject of restricted stock or restricted stock unit awards is 200,000 shares. The committee may structure the terms of a performance factor so as to permit the reduction or elimination of any award of restricted stock or restricted stock units, but in no event may the committee increase the amount or vesting of such awards.

Termination of Service

Except as otherwise provided by the committee, in the event of a participant's termination of service due to death, disability or retirement (each, as defined in the 2003 Plan), each outstanding award granted or share of Common Stock purchased by such participant will immediately become vested. Each option may thereafter be exercised for a period of thirty-six (36) months following the date of death or termination of service due to disability or retirement, as applicable, or, if earlier, until the option expires. Except as otherwise provided by the committee, in the event of a participant's termination of service for cause (as defined in the 2003 Plan) or if the participant voluntarily terminates his or her service with the Company or any of its affiliates, then any options held by such participant, whether or not then vested, will immediately terminate and all rights to Common Stock or restricted stock units as to which there remain unlapsed restrictions as of the date of such termination of service will be forfeited. Except as otherwise provided by the committee, if a participant's service with the Company or any of its affiliates is terminated for reasons other than death, disability, retirement, termination for cause or voluntary termination by the participant, all options held by the participant that were not vested immediately prior to such termination will become null and void at the time of the termination. Any options that were exercisable immediately prior to the termination will continue to be exercisable for a period of three months and then terminate. In no event, however, will an option remain exercisable beyond its expiration date. In addition, all rights to shares of Common Stock or restricted stock units as to which there remain unlapsed restrictions as of the date of such termination of service will be forfeited.

In addition, in the case of an optionee who has terminated employment and engaged in harmful conduct (as defined in the 2003 Plan), the committee may require such optionee to pay to the Company an amount equal to the option profit he or she realized during the fifteen (15) month period commencing twelve (12) months prior to such optionee's last day of employment and ending three months thereafter.

Term

No award may be granted under the 2003 Plan on or after October 22, 2013, assuming the passage of this Proposal, but awards granted prior to such date may extend beyond that date.

Change-In-Control

In the event of a Change-In-Control (as defined in the 2003 Plan), each outstanding award or share purchased pursuant to any award will, if not fully vested, become fully vested and, in the case of options, fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares.

Equitable Adjustment

The committee may adjust the number of shares of Common Stock reserved for issuance subject to awards under the Plan, the number of shares of Common Stock subject to outstanding options and restricted stock and restricted stock unit awards or the exercise price, and may make any other adjustments it determines to be equitable. The committee may also provide for a cash payment to any participant in connection with any such equitable adjustment.

Termination; Amendment

The 2003 Plan may, at any time and from time to time, be suspended, discontinued, modified, amended or terminated by the Board or the committee, in whole or in part, provided that no modification or amendment that requires shareholder approval will be effective prior to the time such amendment has received the requisite approval of shareholders. In addition, no termination, modification or amendment may be made that adversely affects any of the rights of a grantee under any award theretofore granted, without such grantee's consent.

Transferability

No option may be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee, an option may be exercisable only by such optionee (or his or her court-appointed legal representative). Notwithstanding the foregoing, at the time of grant the committee may provide that an optionee may transfer a nonqualified option in certain limited circumstances (e.g., to certain family members). Except as otherwise permitted by the committee, shares of Common Stock underlying unvested awards of restricted stock or restricted stock units are not transferable.

Certain U.S. Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States federal income tax consequences of the 2003 Plan under the provisions of the Code as currently in effect. These rules are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or foreign income and other tax consequences. The specific tax consequences to a participant will depend upon a participant's individual circumstances. Therefore, it is suggested that a participant consult his or her tax and/or financial advisor for tax advice before exercise of an option and before disposing of any shares of Common Stock acquired upon the exercise thereof or pursuant to any other award under the 2003 Plan.

Nonqualified Stock Options. In the case of a nonqualified stock option, a participant generally will not be taxed upon the grant of the option. Rather, at the time of exercise of that nonqualified stock option, the participant will generally recognize ordinary income for federal income tax purposes in an amount equal to the excess of the then fair market value of the shares purchased over the option exercise price, which is referred to as the spread. The Company will generally be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Incentive Stock Options. A participant will not be in receipt of taxable income upon the grant of an ISO. In order for an option to qualify as an ISO, among other things, the participant must be an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). In addition, the exercise of an ISO will remain qualified if made by the legal representative of a participant who dies (i) while in the employ of the Company or a subsidiary or (ii) within three months after termination of the participant's employment.

If Common Stock acquired pursuant to the exercise of an ISO is later disposed of, the participant will, except as noted below, recognize long-term capital gain or loss (if the Common Stock is a capital asset of the participant) equal to the difference between the amount realized upon such sale and the option exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the participant.

If, however, stock acquired pursuant to the exercise of an ISO is disposed of by the participant prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him or her upon exercise (a "disqualifying disposition"), any gain realized by the participant generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the option exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the participant, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date of exercise. In such case, the Company generally will be entitled to claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income. Any capital gain recognized by the optionee will be long-term or short-term capital gain, depending on the length of time such shares were held by the participant.

The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option exercise price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by the Code.

Exercise with Shares. A participant who pays the option price upon exercise of an option, in whole or in part, by delivering already-owned shares of stock will generally not recognize gain or loss on the shares surrendered at the time of such delivery, except under certain circumstances. Rather, recognition of that gain or loss will generally occur upon disposition of the shares acquired in substitution for the shares surrendered.

Restricted Stock. A participant generally will not be subject to tax upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the Common Stock at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code). A holder may, however, elect to be taxed at the time of the grant. The Company generally will be entitled to a deduction at the time and in the amount that the holder recognizes ordinary income. A participant's tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant's holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income).

Restricted Stock Units. In the case of restricted stock units, a holder generally will not be taxed upon the grant of such units or upon the lapse of restrictions on such units but, rather, will recognize ordinary income in an amount equal to the value of the shares and cash received at the time of such receipt. The Company will be entitled to a deduction at the time and in the amount that the holder recognizes ordinary income.

Employment Tax. In general, the amount that a participant recognizes as ordinary income under an award also is treated as "wages" for purposes of the Federal Insurance Contributions Act ("FICA"). The participant and the Company must pay equal amounts of federal employment tax under FICA with respect to the participant's wages.

Plan Benefits

The benefits or amounts that will be received by or allocated to any participants are not now determinable as the Company does not have any current plans, proposals or arrangements to issue any awards under the 2003 Plan.

The Board of Directors of the Company has unanimously approved and recommends that the shareholders approve the 2003 Plan at the Annual Meeting. The full text of the 2003 Plan is set forth in Appendix "A" to this Proxy Statement, and the description of the 2003 Plan set forth herein is qualified in its entirety by reference to the text of such plan.

Should shareholders not approve this Proposal Three, the 2003 Plan will not be established, and when the number of shares currently remaining authorized for issuance under the Plans is exhausted, the Company will not be able to grant additional awards under the Plans absent further shareholder action.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF PROPOSAL THREE.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Board of Directors, upon recommendation of the Audit Committee, has selected Eisner LLP ("Eisner") as independent auditors for the Company for the year ending June 30, 2004 and has further directed that management present the selection of independent auditors for ratification by the shareholders at the Annual Meeting.

VOTE REQUIRED

The favorable vote of the holders of a majority of the shares of Common Stock, represented in person or by Proxy at the Annual Meeting, will be required for such ratification. A representative of Eisner will attend the Annual Meeting with the opportunity to make a statement if he or she desires to do so. That representative will be available to respond to appropriate questions.

FEES PAID TO THE INDEPENDENT AUDITORS

Audit Fees

The aggregate fees billed by Eisner for professional services rendered for the audit of the Company's annual financial statements for the year ended June 30, 2003, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal year 2003 were $227,500.

Financial Information Systems Design and Implementation Fees

There were no fees or services paid by the Company to Eisner relating to financial information systems design and implementation during the year ended June 30, 2003.

All Other Fees

Other than audit fees described above, $78,040 in fees were billed to the Company by Eisner during the fiscal year ended June 30, 2003. These fees consist principally of services rendered for tax planning and compliance, consultation regarding financial reporting requirements and out-of-pocket expenses incurred in connection with the professional services performed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER FOUR.

Audit Committee Report

The Audit Committee of the Board of Directors (the "Committee") is entirely made up of independent directors as required under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. It operates pursuant to a charter adopted by the Board of Directors, a copy of which was included as an attachment to the Company's 2001 proxy statement. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors and consults with management and the Company's independent auditors. Management has the primary responsibility for the preparation and integrity of the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the U.S. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards Nos. 89 and 90. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has further considered that the independent auditors have not provided non-audit services to the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

Audit Committee

Roger Clark
Robert Sanville
Clinton G. Weiman

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Proposals of shareholders intended to be presented at the next annual meeting of shareholders of the Company must be received by the Company at its offices at 11711 West 79th Street, Lenexa, KS 66214, no later than September 23, 2004, and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the proxy statement relating to such meeting. A shareholder may also present a proposal directly to the Company's shareholders at the next Annual Meeting. However, if the Company does not receive notice of the shareholder proposal prior to the close of business on July 9, 2004, SEC rules permit management to vote proxies in their discretion on the proposed matter.

MISCELLANEOUS

Officers and regular employees of the Company, without extra compensation, may solicit the return of proxies by mail, telephone, telegram and personal interview. Also, the Board of Directors may arrange for a proxy soliciting firm to solicit proxies at a cost estimated not to exceed five thousand dollars ($5,000) plus reasonable expenses. Certain holders of record such as brokers, custodians and nominees are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owners' instructions concerning the voting of proxies.

The cost of solicitation of proxies (including the cost of reimbursing banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy soliciting material to beneficial owners) will be paid by the Company.

TRANSACTION OF OTHER BUSINESS

The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

By order of the Board of Directors

Lawrence Auriana
Chairman of the Board

Dated: November 10, 2003

APPENDIX A

MEDIWARE INFORMATION SYSTEMS, INC.

2003 Equity Incentive Plan

ARTICLE I

PURPOSE AND EFFECTIVENESS

1.1 Purpose. The purpose of the Mediware Information Systems, Inc. 2003 Equity Incentive Plan (the "Plan") is to promote the success of Mediware Information Systems, Inc. (the "Company") by providing a method whereby employees, directors, and independent contractors providing services to the Company and its Affiliates may be encouraged to increase their proprietary interest in the Company. By offering incentive compensation opportunities that are competitive with those of similar enterprises and based on the Company's common stock, the Plan will motivate Participants to continue to provide services and achieve long-range goals, further identify their interests with those of the Company's other shareholders, and promote the long-term financial interest of the Company and its Affiliates, including enhancement of long-term shareholder value. The Plan is also intended to aid in attracting persons of exceptional ability and leadership qualities to become officers, employees, directors, and independent contractors of the Company and its Affiliates.

1.2 Effective Date and Shareholder Approval. The Plan became effective on October 22, 2003, the date on which the Plan was adopted by the Company's Board of Directors (the "Effective Date"). Such adoption shall be subject to approval at the 2003 annual meeting of the Company's shareholders, pursuant to the provisions of Section 12.2 of the Plan. Any Awards granted under the Plan prior to such shareholder approval shall be conditioned upon such approval and shall be null and void if such approval is not obtained.

1.3 Term of Plan. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into under the Plan prior to such ten-year anniversary).

1.4 Forms of Awards. Awards made under the Plan may be in the form of Incentive Options, Nonqualified Options, or Stock Awards, all as the Committee in its sole discretion shall decide. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document.

ARTICLE II

DEFINITIONS

Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

"Affiliate" means any corporation, partnership, joint venture or other entity during any period in which at least a 25% voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

"Agreement" means a written agreement between a Participant and the Company which sets out the terms of the grant of an Option or Stock Award, as described in Section 1.4, as any such Agreement may be supplemented or amended from time to time.

"Award" means any award or benefit granted under the Plan, including, without limitation, Options and Stock Awards.

"Beneficiary" means the person, persons, trust or trusts which have been designated by an Optionee in his most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

"Committee" means either or both of the committees of the Board appointed or designated pursuant to Sections 3.1 and 3.3 to administer the Plan in accordance with its terms.

"Company" means Mediware Information Systems, Inc. and any successor entity.

"Consultant" means any person who is engaged by the Company or any Affiliate to render consulting or advisory services, in a capacity other than that of an Employee or Director, and is compensated for such services.

"Date of Grant" means the date on which the Committee determines the terms of an Award to a specified Eligible Individual, including, in the case of an Option, the number of Shares subject to the Option and the applicable Exercise Price.

"Director" means a duly elected member of the Company's Board of Directors.

"Disability" means a Participant is qualified for long-term disability benefits under the applicable health and welfare plan of the Company, or if no such benefits are then in existence, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which, in the opinion of a physician selected by the Committee, can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months.

"Eligible Individual" means an Employee, Consultant, and Director, whether or not a resident alien of the United States, who is described in Section 5.1.

"Employee" means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Affiliate of the Company. The term "Employee" will also include an individual who is granted an Award, in connection with his hiring by the Company or any Affiliate, prior to the date the individual first becomes an Employee, but if and only if such Award does not vest prior to the date the individual first becomes an Employee.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Act section shall include any successor section.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

"Executive Officer" means an Employee who is subject to the provisions of Section 16b of the Exchange Act.

"Exercise Price" means the price that must be paid by an Optionee upon exercise of an Option to purchase a share of Stock.

"Fair Market Value" of a Share of Stock means the fair market value of such Stock determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the per share Fair Market Value of Stock as of a particular date shall mean the average of the high and low sales price per share of Stock on the principal exchange or market on which the Stock is then listed for the last preceding date on which there was a sale of such Stock on such exchange or market.

"Incentive Option" means an option granted under this Plan that is both intended to and qualifies as an incentive stock option under Section 422 of the Code.

"Independent Auditor" means the certified public accounting firm that has been retained by the Audit Committee of the Board (or its functional equivalent) to opine on the interim or annual financial statements of the Company.

"Named Executive Officer" means an Executive Officer whose compensation is subject to the potential tax deduction disallowance provisions of Section 162(m) of the Code.

"Nonqualified Option" means an option granted under this Plan that either is not intended to be or is not denominated as an Incentive Option, or that does not qualify as an incentive stock option under Section 422 of the Code.

"Option" means a Nonqualified Option or an Incentive Option.

"Optionee" means an Eligible Individual of the Company or a Subsidiary who has received an Option under this Plan, for the period of time during which such Option is held in whole or in part.

"Option Shares" means, with respect to any Option granted under this Plan, the Stock that may be acquired upon the exercise of such Option.

"Participant" means an Eligible Individual who has received an Option or a Stock Award under this Plan.

"Plan" means this Mediware Information Systems, Inc. 2003 Equity Incentive Plan, as amended from time to time.

"Retirement" means retirement, as determined by the Committee in its sole discretion. Such term shall be applicable only to Participants who are Employees.

"Secretary" means the secretary of the Company or his designee.

"Shares" or "Stock" mean shares of common stock of the Company.

"Stock Award" means an Award consisting of either Shares of Stock or a right to receive Shares in the future, each pursuant to Article VIII of the Plan.

"Subsidiary" of the Company means any present or future subsidiary (as that term is defined in Section 424(f) of the Code) of the Company. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

"Termination of Service, Terminate or Termination" occurs when a Participant ceases to be an Employee of, or ceases to provide services as a Director or Consultant to, the Company and its Affiliates, as the case may be, for any reason (including by reason of an Affiliate ceasing to be an Affiliate by reason of disposition or otherwise).

"Vested, Vest and Vesting" means, with respect to all or a portion of any Stock Award or Option, that legal ownership of such Stock Award or Option is not subject to forfeiture by the Participant pursuant to the provisions of Article IX in the event the Participant Terminates Service with the Company or any Affiliate (other than for Cause), and with respect to an Option, that the Option may be exercised.

"Vesting Date" with respect to any Award granted hereunder means the date on which such Award becomes Vested, as designated in or determined in accordance with the Agreement with respect to such Award (subject to the terms of the Plan). If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III

ADMINISTRATION

3.1 Committee. The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board.

3.2 Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

3.2.a. Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and, subject to the restrictions of Article XII, to cancel or suspend Awards.

3.2.b. To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of those jurisdictions.

3.3 Delegation by Committee. With respect to the grant of Awards to those Participants who are Named Executive Officers, the powers enumerated in Section 3.2 above shall not be delegated by the Committee. With respect to the grant of Awards to Eligible Individuals who are not Executive Officers or Directors, and except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to any person or persons selected by it, who may or may not be Directors (a "Subcommittee"), all or any part of its responsibilities and powers as set forth above. Any such allocation or delegation may be revoked by the Committee at any time.

3.4 Information to be Furnished to Committee. The Company and its Affiliates shall furnish the Committee with such data and information as the Committee determines may be required for it to discharge its duties. The records of the Company and its Affiliates as to an Employee's or Participant's employment (or other provision of services), Termination of Service, leave of absence, reemployment (or return to service) and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data, or information as the Committee considers desirable to carry out the terms of the Plan.

3.5 Rules and Interpretations. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons.

3.6 Liabilities and Indemnification. No member of the Committee shall be personally liable for any action, determination or interpretation made by him or the Committee in good faith with respect to the Plan or any Award granted pursuant thereto. Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan, unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members of the Committee may have as directors or otherwise under the by-laws of the Company.

3.7 Costs of Plan. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

3.8 Grant and Use of Awards. In the discretion of the Committee, Awards may be granted as alternatives to or replacements of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or an Affiliate. Subject to the overall limitation on the number of Shares that may be delivered pursuant to Awards under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, including the plans and arrangements of the Company or an Affiliate assumed in a business combination.

3.9 Compliance as an SEC Registrant. During any period in which the Company has issued and outstanding any class of common equity securities which is registered under Section 12 of the Exchange Act, the 162(m) Committee shall be comprised of not less than two persons each of whom qualifies as both: (i) a "Non-Employee Director" within the meaning of the rules promulgated under Section 16b of the Exchange Act, and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to the following provisions of this Article IV, the maximum number of Shares with respect to which Awards may be granted during the term of the Plan shall be 500,000 (or the number and kind of Shares or other securities which are substituted for those Shares or to which those Shares are adjusted pursuant to the provisions of Article IX of the Plan). Notwithstanding anything to the contrary contained in the foregoing, not more than 200,000 Shares may be subject to Stock Awards.

4.2 Source of Shares. During the term of this Plan, the Company will at all times reserve and keep available the number of Shares of Stock that shall be sufficient to satisfy the requirements of this Plan. Shares of Stock will be made available from the currently authorized but unissued shares of the Company or from shares currently held or subsequently reacquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

4.3 Counting of Shares. The grant of any Option or Restricted Stock Award hereunder shall count, equal in number to the Shares represented by such Award, towards the share maximum indicated in Section 4.1. To the extent that (i) any outstanding Option for any reason expires, is terminated, forfeited or canceled without having been exercised, or if any Restricted Stock is forfeited, (ii) any Shares covered by an Award are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such Shares shall be deemed to have not been delivered and shall be restored to the share maximum. If the exercise price of any Option granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or attestation), the number of Shares tendered shall be restored to the share maximum.

ARTICLE V

ELIGIBILITY AND PARTICIPATION

5.1 General. The persons who shall be eligible to participate in the Plan and to receive Awards shall be such Employees (including officers) and Directors of the Company and its Affiliates or Consultants as the Committee, in its sole discretion, shall select. Awards may be made to Eligible Individuals who hold or have held Awards under this Plan or any similar plan or other awards under any other plan of the Company or any of its Affiliates. Any member of the Committee shall be eligible to receive Awards while serving on the Committee, subject to applicable provisions of the Exchange Act and the rules promulgated thereunder.

5.2 Committee Discretion. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee's determinations under the Plan (including without limitation, determinations of which Eligible Individuals, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among individuals who receive, or are eligible to receive, Awards under the Plan.

ARTICLE VI

GRANTS OF STOCK OPTIONS

6.1 Grant of Options. The grant of an Option shall convey to the Participant the right to purchase Shares of Stock at an Exercise Price and for a period of time established by the Committee. Subject to the limitations of the Plan, the Committee shall designate from time to time those Eligible Individuals to be granted Options, the time when each Option shall be granted, the number of Shares of Stock subject to such Option, whether such Option is an Incentive Option or a Nonqualified Option and, subject to Section 6.3, the Exercise Price of the Option Shares. Options shall be evidenced by Agreements in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee may from time to time approve. Each Optionee shall be notified promptly of such grant and a written Agreement shall be promptly executed and delivered by the Company to the Optionee. Subject to the other provisions of the Plan, the same person may receive Incentive Options and Nonqualified Options at the same time and pursuant to the same Agreement, provided that Incentive Options and Nonqualified Options are clearly designated as such.

6.2 Provisions of Options. Option Agreements shall conform to the terms and conditions of the Plan. Such Agreements may provide that the grant of any Option under the Plan, shall be subject to such other conditions (whether or not applicable to an Option or Stock received by any other Optionee) as the Committee determines appropriate, including, without limitation, provisions conditioning exercise upon the occurrence of certain events or performance or the passage of time, provisions to assist the Optionee in financing the purchase of Stock through the exercise of Options, provisions for forfeiture, restrictions on resale or other disposition of shares acquired pursuant to the exercise of Options, provisions conditioning the grant of the Option or future Options upon the Optionee retaining ownership of Shares acquired upon exercise for a stated period of time, and provisions to comply with federal and state securities laws and federal and state income tax and other payroll tax withholding requirements.

6.3 Exercise Price. The price at which Shares may be purchased upon exercise of an Option shall be fixed by the Committee on the Date of Grant and may not be less than 100% of the Fair Market Value of the Shares subject to the Option as of the Date of Grant, or, if greater, the par value of a Share.

6.4 Limitations on Exercisability. No Option may be exercised in part or in full before the Vesting Date(s) applicable to such Option, other than in the event of an acceleration as provided in Article IX. No Option may be exercised after the Option expires by its terms as set forth in the applicable Agreement. In the case of an Option that is exercisable in installments, installments that are exercisable and not exercised shall remain exercisable during the term of the Option. The grant of an Option shall impose no obligation on the Optionee to exercise such Option.

6.5 Vesting. The Committee may specify in any Agreement a vesting schedule that must be satisfied before Options become Vested, such that all or any portion of an Option may not become Vested until a Vesting Date or Vesting Dates, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. Subsequent to the grant of an Option, the Committee may, at any time before complete termination of such Option, accelerate the time or times at which such Option may become Vested in whole or in part (without reducing the term of such Option).

6.6 Limited Transferability of Options. Subject to the exceptions noted in this Section 6.6, no Option shall be transferable other than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by such Optionee (or his or her court-appointed legal representative). The Committee may, in its sole discretion, provide in the applicable Agreement evidencing a Nonqualified Option that the Optionee may transfer, assign or otherwise dispose of an option (i) to his spouse, parents, siblings and lineal descendants, (ii) to a trust for the benefit of the Optionee and any of the foregoing, or (iii) to any corporation or partnership controlled by the Optionee, subject to such conditions or limitations as the Committee may establish to ensure compliance with any rule promulgated pursuant to the Exchange Act, or for other purposes. The terms applicable to the assigned Option shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

6.7 No Rights as a Shareholder. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any Share covered by his Option until he shall have become the holder of record of such Share, and he shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which he shall have become the holder of record thereof.

6.8 Special Provisions Applicable to Incentive Options.

6.8.a. Options granted under this Plan that are intended to qualify as Incentive Options shall be specifically designated as such in the applicable Agreement, and may be granted only to those Eligible Individuals who are both (i) Employees, and (ii) citizens or resident aliens of the United States.

6.8.b. To the extent the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which any Incentive Options granted hereunder may be exercisable for the first time by the Optionee in any calendar year (under this Plan or any other compensation plan of the Company or any Subsidiary thereof) exceeds $100,000, such Options shall not be considered Incentive Options.

6.8.c. No Incentive Option may be granted to an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary thereof, unless such Option (i) has an exercise price of at least 110% of the Fair Market Value of the Stock on the Date of Grant of such option; and (ii) cannot be exercised more than five years after the Date of Grant.

6.8.d. Each Incentive Option will require the Optionee to notify the Company in writing immediately after the Optionee makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Option. A Disqualifying Disposition is any disposition of such Stock before the later of (i) two years after the date the Optionee was granted the Incentive Option or (ii) one year after the date the Optionee acquired Stock by exercising the Incentive Option, other than a transfer (i) from a decedent to an estate, (ii) by bequest or inheritance, (iii) pursuant to a tax-free corporate reorganization, or (iv) to a spouse or incident to divorce. Any transfer of ownership to a broker or nominee shall be deemed to be a disposition unless the Optionee provides proof satisfactory to the Committee of his continued beneficial ownership of the Stock.

6.8.e. No Incentive Option shall be granted after the date that is ten years from (i) the Effective Date, or (ii) the date the Plan is approved by the shareholders, whichever is earlier.

6.8.f. The Exercise Price for Incentive Options shall not be less than the Fair Market Value of the Common Stock on the Date of Grant, and no Incentive Option may be exercisable after the tenth anniversary of the Date of Grant.

6.8.g. No Incentive Option shall be transferable other than by will or the laws of descent and distribution.

6.9 Cancellation and Regrant of Options, Etc. No Option may be repriced, replaced, regranted through cancellation, or modified without shareholder approval (except in connection with an event described in Sections 9.1 or 9.6), if the effect of such change in terms would be to reduce the exercise price for the shares underlying such Option.

6.10 Compliance as an SEC Registrant. During any period in which (i) Section 162(m) of the Code imposes restrictions on the amount and form of compensation that may be paid to Participants in order to claim a tax deduction for such compensation, and (ii) the Committee, in its sole discretion, determines that this Plan should be administered in such a manner so as to avoid the disallowance of any portion of such tax deduction, Stock Awards granted to affected Participants shall comply with such restrictions, which as of the Effective Date apply only to Named Executive Officers, as are contained in Section 162(m) of the Code.

6.11 Option Term. All Options shall specify the term during which the Option may be exercised, which shall be in all cases ten years or less. Except as otherwise provided by the Committee, subject to the exceptions specified in the provisions of Article IX, all options shall expire upon the Optionee's Termination of Service.

ARTICLE VII

EXERCISES OF STOCK OPTIONS

7.1 General. Any Option may be exercised in whole or in part at any time to the extent such Option has become Vested during the term of such Option; provided, however, that each partial exercise shall be for whole Shares only. Each Option, or any exercisable portion thereof, may only be exercised by delivery to the Secretary or his office, in accordance with such procedures for the exercise of Options as the Committee may establish from time to time, of (i) notice in writing signed by the Optionee (or other person then entitled to exercise such Option) that such Option, or a specified portion thereof, is being exercised; (ii) payment in full for the purchased Shares (as specified in Section 7.3 below); (iii) such representations and documents as are necessary or advisable to effect compliance with all applicable provisions of Federal or state securities laws or regulations; (iv) in the event that the Option or portion thereof shall be exercised by any individual other than the Optionee, appropriate proof of the right of such individual to exercise the Option or portion thereof; and (v) full payment to the Company of all amounts which, under federal or state law, it is required to withhold upon exercise of the Option (as specified in Section 7.4 below).

7.2 Certain Limitations. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

7.3 Payment for Shares. Payment for Shares purchased under an Option granted hereunder shall be made in full upon exercise of the Option (except that, in the case of an exercise arrangement approved by the Committee and described in clause (v) below, payment may be made as soon as practicable after the exercise). The method or methods of payment of the purchase price for the Shares to be purchased upon exercise of an Option and of any amounts required by Section 7.4 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note, (iv) the tendering, by either actual delivery or by attestation, of whole shares of Stock, having a Fair Market Value as of the day of exercise equal to the aggregate exercise price, or (v) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local employment taxes required to be withheld by the Company by reason of such exercise, and (b) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable agreement and may be subject to such conditions as the Committee deems appropriate. If the Option exercise price may be paid in Shares as provided above, Shares delivered by the Optionee may be shares which were received by the Optionee upon exercise of one or more previously exercised Options, but only if such Shares have been held by the Optionee for at least six months, or such other period of time as is required, in the opinion of the Independent Auditor, to avoid adverse financial accounting results.

7.4 Withholding. Each Agreement shall require that an Optionee pay to the Company, at the time of exercise of a Nonqualified Option, such amount as the Company deems necessary to satisfy the Company's obligation to withhold federal or state income or other taxes incurred by reason of the exercise or the transfer of Shares thereupon. An Optionee may satisfy such withholding requirements by having the Company withhold from the number of Shares otherwise issuable upon exercise of the Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the minimum amount required by law to be withheld, or such other amount that may not be exceeded, in the opinion of the Independent Auditor, to avoid adverse financial accounting results.

7.5 Compliance as an SEC Registrant. So long as is required, in the opinion of the Company's general counsel, to avoid adverse tax, legal, or accounting consequences to the Company, no Executive Officer may exercise an Option through the tendering, by either actual delivery or by attestation, of whole Shares unless the Committee specifically authorized such a transaction in the applicable Agreement.

ARTICLE VIII

GRANTS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Form of Awards. A Stock Award shall be transacted as either (i) the transfer of legal ownership of one or more Shares to an Eligible Individual, or (ii) the grant of a right to receive Shares, or an equivalent cash value, at some point in the future. Except in the case of unusual and extenuating circumstances, as determined by the Committee in its sole discretion, both forms of Stock Awards will be subject to vesting and nontransferability restrictions (in such case, "Restricted Stock" and "Restricted Stock Units") that will lapse upon the achievement of one or more goals relating to the completion of service by the Participant, or the achievement of performance or other objectives, as determined by the Committee at the time of grant. The maximum number of Shares that may be issued in the form of Stock Awards in the aggregate is 200,000.

8.2 Vesting. Restricted Stock Awards and Restricted Stock Unit Awards shall be subject to the right of the Company to require forfeiture of such Shares or rights by the Participant in the event that conditions specified by the Committee in the applicable Agreement are not satisfied prior to the end of the applicable vesting period established by the Committee for such Awards. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives.

8.3 Non-transferability of Stock Awards. Shares represented by Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, until becoming Vested. Shares of Stock Awards shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Stock Awards shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). Upon becoming Vested, the Company (or such designee) shall deliver such certificates to the Participant or, if the Participant has died, to the Participant's Beneficiary. Each certificate evidencing stock subject to Stock Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Any attempt to dispose of stock in contravention of such terms, conditions and restrictions shall be ineffective. During the restriction period, the Participant shall have all the rights of a shareholder for all such Shares, including the right to vote and the right to receive dividends thereon as paid.

8.4 Tax Withholding. To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of Shares acquired pursuant to an Award, or in respect of any such Shares of Stock becoming Vested, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld. If no such payments are due or to become due to such Participant, or if such payments are insufficient to satisfy such Federal, state or local taxes, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

8.5 Dividends and Dividend Equivalents. A Stock Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, Vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

8.6 Compliance as an SEC Registrant. During any period in which (i) Section 162(m) of the Code imposes restrictions on the amount and form of compensation that may be paid to Participants in order to claim a tax deduction for such compensation, and (ii) the Committee, in its sole discretion, determines that this Plan should be administered in such a manner so as to avoid the disallowance of any portion of such tax deduction, Stock Awards granted to affected Participants shall comply with such restrictions, which as of the Effective Date apply only to Named Executive Officers, as are contained in Section 162(m) of the Code and include the following:

8.6.a. The Committee shall specify one or more performance criteria upon the relative achievement of which each Stock Award will vest (the "Performance Factor(s)"). Performance Factors may include any or all of the following: before or after-tax net income; book value per share; stock price; return on shareholder's equity; relative performance versus peers; expense management; return on investment; improvements in capital structure; profitability of an identifiable business unit or product; profit margins; budget comparisons; total return to shareholders; revenue; or any increase or decrease of one or more of the foregoing over a specified period. Such performance factors may relate to the performance of the Company, a business unit, product line, territory, or any combination thereof and may include other objective measures determined by the Committee to contribute significantly to shareholder value creation.

8.6.b. Stock Awards granted to Executive Officers shall become vested only if and to the extent the Performance Factors with respect to such Awards are attained. The Committee may structure the terms of a Performance Factor so as to permit the reduction or elimination of any Stock Award under the Plan, but in no event may the Committee increase the amount or vesting of a Stock Award.

8.6.c. The Performance Factors applicable to any Stock Award granted to an Executive Officer shall be specified coincident with the grant of the Stock Award, and in no event later than ninety days after the commencement of any fiscal year in respect of which the relative achievement of the Performance Factor is to be measured.

ARTICLE IX

EVENTS AFFECTING PLAN RESERVE OR PLAN AWARDS

9.1 Capital Adjustments.

9.1.a. If the Company subdivides its outstanding Shares into a greater number of Shares (including, without limitation, by stock dividend or stock split) or combines its outstanding shares of Stock into a smaller number of shares (by reverse stock split, reclassification or otherwise), or the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares, or other similar corporate event (including mergers or consolidations) affects the Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable and appropriate, make such adjustments to any or all of (i) the number of Shares reserved for the Plan, (ii) the number of Shares subject to outstanding Options and Stock Awards, (iii) the Exercise Price with respect to outstanding Options, and any other adjustment that the Committee determines to be equitable; provided, however, that the number of Shares subject to any Option shall always be a whole number. The Committee may provide for a cash payment to any Participant of a Plan Award in connection with any adjustment made pursuant to this Section 9.1. Any such adjustment to an Option shall be final and binding upon all Participants, the Company, their representatives, and all other interested persons.

9.1.b. In the event of a transaction involving (i) a merger or consolidation in which the Company is not the surviving company or (ii) the sale or disposition of all or substantially all of the Company's assets, provision shall be made in connection with such transaction for the assumption of Options theretofore granted under the Plan, or the substitution for such Options of new options of the successor corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Committee, the Plan and the Options issued hereunder shall terminate on the effective date of such transaction if appropriate provision is made for payment to the Participant of an amount in cash equal to the Fair Market Value of a Share multiplied by the number of Shares subject to the Options (to the extent such Options have not been exercised) less the exercise price for such Options (to the extent such Options have not been exercised).

9.2 Death, Disability or Retirement of a Participant. Except as otherwise provided by the Committee, if a Participant ceases to be an Employee or Director by reason of his death, Disability or Retirement, then notwithstanding any contrary waiting period, installment period or vesting schedule in any Agreement or in the Plan, each outstanding Award granted to or Share purchased by such Participant shall immediately become Vested and, if an Option, exercisable in full in respect of the aggregate number of shares covered thereby. Each Option may thereafter be exercised by the Participant or by the Participant's estate, as the case may be, for a period of thirty-six months from the date of death or Termination of Service due to Disability or Retirement, as applicable. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 9.2.

9.3 Termination of Service By Company. Except as otherwise provided by the Committee, if a Participant's employment or service to the Company or any of its Affiliates is terminated for reasons other than those set forth in Sections 9.2 and 9.4, all Options held by the Participant that were not Vested immediately prior to such termination shall become null and void at the time of the termination. Any Options that were exercisable immediately prior to the termination will continue to be exercisable for a period of three months, and shall thereupon terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 9.3. In addition, all rights to Shares or Restricted Stock Units as to which there remain unlapsed restrictions as of the date of such Termination of Service shall be forfeited by such participant to the Company without payment or any consideration by the Company, and neither the Participant nor any successors, heirs, assigns or personal representatives of such Participant shall thereafter have any further rights or interest in such Shares.

9.4 Termination by Company for Cause; Voluntary Termination by a Participant. Except as otherwise provided by the Committee, if a Participant's employment or service relationship with the Company or any of its Affiliates shall be terminated by the Company or such Affiliate for Cause or voluntarily by the Participant, then (i) any Options held by such Participant, whether or not then Vested, shall immediately terminate and (ii) all rights to Shares or Restricted Stock Units as to which there remain unlapsed restrictions as of the date of such Termination of Service shall be forfeited by such participant to the Company without payment or any consideration by the Company, and neither the Participant nor any successors, heirs, assigns or personal representatives of such Participant shall thereafter have any further rights or interest in such Shares. For these purposes, Cause shall have the meaning ascribed thereto in any employment agreement to which such Participant is a party or, in the absence thereof, shall mean (A) a felony conviction of the Optionee, (B) the commission by the Optionee of an act of fraud or embezzlement against the Company, (C) the Optionee's willful misconduct or gross negligence materially detrimental to the Company, (D) the Optionee's wrongful dissemination or use of confidential or proprietary information, or (E) the intentional and habitual neglect by the Optionee of his duties to the Company.

9.5 Leave of Absence. The Committee may determine whether any given leave of absence constitutes a Termination of Service and, if it does not, whether the time spent on the leave will or will not be counted as vesting credit; provided, however, that for purposes of the Plan (i) a leave of absence, duly authorized in writing by the Company, if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided (a) the Employee's right to reemployment is guaranteed either by statute or contract, or (b) for the purpose of military service, shall not be deemed a Termination of Service.

9.6 Change-In-Control. In the event of a Change-In-Control, each outstanding Award or Share purchased pursuant to any Award shall, if not fully vested, become fully vested and, in the case of Options, fully exercisable with respect to the total number of shares of Common Stock at the time subject to such Option and may be exercised for any or all of those Shares. For the purposes of this Section 9.6, a Change-In-Control shall mean the first to occur of:

    the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of "beneficial ownership" (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of either the then outstanding Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following transactions shall not constitute a Change-in-Control: (A) an acquisition by the Company, (B) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, (C) an acquisition by an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock, or (D) an acquisition by an entity pursuant to a Business Combination (as defined in subsection (iii) of this Section 9.6) that satisfies clauses (A), (B) and (C) of such subsection;

    the following individuals cease for any reason to constitute a majority of the Company's Directors then serving: individuals who as of the date hereof constitute the Board (the "Initial Directors") and any new Director (a "New Director") whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds of the Directors then in office who either are Initial Directors or New Directors; provided, however, that a Director whose initial assumption of office is in connection with an actual or threatened election contest (including but not limited to a consent solicitation) relating to the election of Directors of the Company shall not be considered a New Director;

    a reorganization, merger or consolidation or a sale or disposition of all or substantially all of the Company's assets (a "Business Combination"), other than a Business Combination in which (A) the voting securities of the Company outstanding immediately prior thereto and entitled to vote generally in the election of directors continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or parent outstanding immediately after such Business Combination and entitled to vote generally in the election of directors; (B) no "person" (as hereinabove defined), other than the Company, an employee benefit plan (or related trust) sponsored or maintained by the Company, or an entity resulting from such Business Combination, acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were Initial Directors or New Directors at the time of the execution of the initial agreement, or action of the Board, providing for such Business Combination; or

    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

9.7 Recapture of Option Profit. In the case of an Employee who has been granted an Option and exercised such Option under this Plan, who has terminated employment, and who has engaged in Harmful Conduct, the Committee may, in its sole discretion, require such Employee to pay to the Company his Recent Option Profit. For the purposes of this Section 9.7, "Harmful Conduct" means a breach in any material respect of an agreement to not reveal confidential information regarding the business operations of the Company or any Subsidiary, or to refrain from solicitation of the customers, suppliers or employees of the Company or any Subsidiary. "Recent Option Profit" means an amount equal to the excess of (i) the Fair Market Value of the Stock purchased by such individual through the exercise of Options during the fifteen month period commencing twelve months before the individual's last day of employment and ending three months after the last day of employment over (ii) the aggregate Exercise Price of such Options.

ARTICLE X

GOVERNMENT REGULATIONS AND REGISTRATION OF SHARES

10.1 General. The Plan, and the grant and exercise of Plan Awards hereunder, and the Company's obligation to sell and deliver Stock under Options, shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

10.2 Compliance as an SEC Registrant. The obligation of the Company with respect to Plan Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Stock may be listed or quoted. For so long as the Stock of the Company is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of the applicable series of Stock that may be issued to Participants under the Plan, and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1 Legends. Each certificate evidencing Shares obtained through the Plan shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions applicable to such Shares, including, without limitation, any to the effect that the Shares represented thereby (i) are subject to contractual restrictions regarding disposition, and (ii) may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such dispositions will not violate any federal or state securities laws.

11.2 Rights of Company. Nothing contained in the Plan or in any Agreement, and no action of the Company or the Committee with respect thereto, shall interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Participant at any time, with or without Cause. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

11.3 Designation of Beneficiaries. Each Participant who shall be granted a Plan Award may designate a Beneficiary or Beneficiaries and may change such designation from time to time by filing a written designation of Beneficiary or Beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.

11.4 Compliance with Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares if the issuance thereof would constitute a violation by the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or other forum in which Shares are traded (including without limitation Section 16 of the Exchange Act); and, as a condition of any sale or issuance of Shares, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant of Plan Awards and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. To the extent the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

11.5 Payroll Tax Withholding. The Company's obligation to deliver Shares under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due upon the exercise of any Option may, in the discretion of the Committee, be paid in Shares already owned by the Optionee or through the withholding of shares otherwise issuable to such Optionee, upon such terms and conditions as the Committee shall determine which shares shall have an aggregate Fair Market Value equal to the required minimum withholding payment. If the Optionee shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of all such Federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Optionee an amount equal to federal, state or local taxes of any kind required to be withheld by the Company.

11.6 Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

11.7 Exclusion from Benefit Computation. By acceptance of a Plan Award, unless otherwise provided in the applicable Agreement, each Participant shall be deemed to have agreed that such Plan Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any health and welfare, pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary. In addition, each beneficiary of a deceased Participant shall be deemed to have agreed that such Plan Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Participant which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

11.8 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of New York.

11.9 Use of Proceeds. Proceeds from the sale of Shares pursuant to Options granted under this Plan shall constitute general funds of the Company.

11.10 No Rights to Continued Employment. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee or other Eligible Individual the right to be retained in the employ of the Company or any Affiliate, or the right to continue to provide services to the Company or any Affiliate, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

11.11 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

11.12 Gender and Number. Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural, and the plural shall include the singular.

11.13 Unfunded Status. Neither a Participant nor any other person shall, by reason or participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Affiliate, in its sole discretion may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.

11.14 Successors and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including without limitation, the estate of such participant and the executor, administrator or trustee of such estate.

ARTICLE XII

TERMINATION AND AMENDMENT

12.1 General. The Board or the Committee may at any time prior to the tenth anniversary of the Effective Date terminate the Plan, and may, from time to time, suspend or discontinue the Plan or modify or amend the Plan in such respects as it shall deem advisable; except that no such modification or amendment shall be effective prior to approval by the Company's shareholders to the extent such approval is required by applicable legal requirements.

12.2 Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Further, all Awards granted prior to the date of such approval shall be made subject to such approval occurring. Such shareholder approval shall be obtained in the degree and manner required under applicable state and Federal law and the rules of any stock exchange upon which the Stock may be listed during such period of time.

12.3 Modification. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Plan Award shall theretofore have been granted, adversely affect the rights of such person with respect to such Plan Award. No modification, extension, renewal or other change in any Option granted under the Plan shall be made after the grant of such Option, unless the same is consistent with the provisions of the Plan. With the consent of the Participant and subject to the terms and conditions of the Plan, the Committee may amend outstanding Agreements with any Participant, including, without limitation, any amendment which would (i) accelerate the time or times at which the Option may be exercised or any other Award would become Vested and/or (ii) extend the scheduled expiration date of the Option.

PROXY	PROXY

MEDIWARE INFORMATION SYSTEMS, INC.
11711 West 79th Street, Lenexa, KS 66214
(913) 307-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 3, 2003

TO THE SHAREHOLDERS OF MEDIWARE INFORMATION SYSTEMS, INC.

Notice is hereby given that the Annual Meeting of the Shareholders of Mediware Information Systems, Inc. will be held on December 3, 2003, at 111 East 48th Street, New York, NY, 10017 (Barclay Inter-Continental New York Hotel), at 10:00 A.M., New York City time, for the following purposes:

The undersigned appoints each of George J. Barry and Jill Suppes (with full power to act without the other and each with full power to appoint his substitute) as the undersigned's Proxies to vote all shares of common stock, par value $.10 ("Common Stock") of the undersigned in Mediware Information Systems, Inc., a New York corporation (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company.

The enclosed proxy is solicited by the Board of Directors of the Company. Further information regarding the matters to be acted upon at the Annual Meeting is contained in the attached Proxy Statement.

(Continued and to be signed on reverse side.)
_______________________________________________________________________________________

Annual Meeting of Shareholders
MEDIWARE INFORMATION SYSTEMS, INC.

December 3, 2003

Please mark your vote as shown in example using dark ink only.

1. To elect four Class III directors to hold office for a three-year term:

Nominees:

Lawrence Auriana
Jonathan H. Churchill
John Gorman, M.D.
Clinton G. Weiman, M.D.

FOR all nominees (except as indicated to the contrary below) ______

WITHHOLD AUTHORITY to vote for all nominees ______

(To withhold authority to vote for any individual nominee or nominees and vote for the other nominees, write the nominee's or nominees' name(s) in the space provided below.)

_____________________________________

2. To consider and vote upon an amendment to the Company's Certificate of Incorporation that will increase the authorized shares of Common Stock of the Company from 12,000,000 to 25,000,000:

FOR ___ AGAINST___ ABSTAIN___

3. To consider and vote upon adoption of the 2003 Equity Incentive Plan:

FOR ___ AGAINST___ ABSTAIN___

4. To consider and vote upon the ratification of the appointment of Eisner LLP as independent certified public accountants of the Company for the year ended June 30, 2004:

FOR ___ AGAINST___ ABSTAIN___

5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of directors has fixed the close of business on October 20, 2003 as the record date for the meeting. Only holders of the Common Stock of record at that time are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

MANAGEMENT HOPES THAT YOU WILL ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN POSTAGE-PAID ENVELOPE TO ASSURE THAT YOU ARE REPRESENTED AT THE MEETING. SHAREHOLDERS WHO ATTEND THE MEETING IN PERSON MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE RETURNED THE PROXY.

Signature(s) _______________________________________________ Dated ____________________

NOTE:   Please sign exactly as name(s) appear(s) above. If joint account, all joint owners should sign. When signing as attorney, trustee, administrator, executor, etc., state full title.